Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FIRST QUARTER RESULTS

FISCAL 2024 Q1 HIGHLIGHTS

•Net sales of $954.0 million decreased 0.4% YoY, 10 basis points better than the Industrial Production (IP) Index
•Operating income of $101.6 million, or $103.7 million adjusted to exclude share reclassification costs and restructuring and other costs1
•Operating margin of 10.6%, or 10.9% excluding the adjustments described above1
•Diluted EPS of $1.22 vs. $1.45 in the prior fiscal year quarter
•Adjusted diluted EPS of $1.25 vs. $1.48 in the prior fiscal year quarter1

MELVILLE, NY and DAVIDSON, NC, JANUARY 9, 2024 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), "MSC," “MSC Industrial” or the "Company," a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2024 first quarter ended December 2, 2023.

Financial Highlights [2]	FY24 Q1		FY23 Q1		Change
Net Sales	$954.0		$957.7		(0.4)%
Income from Operations	$101.6		$116.0		(12.4)%
Operating Margin	10.6%		12.1%
Net Income Attributable to MSC	$69.4		$81.3		(14.7)%
Diluted EPS	$1.22	[3]	$1.45	[3]	(15.9)%

Adjusted Financial Highlights [2]	FY24 Q1		FY23 Q1		Change
Net Sales	$954.0		$957.7		(0.4)%
Adjusted Income from Operations [1]	$103.7		$118.3		(12.3)%
Adjusted Operating Margin [1]	10.9%		12.3%
Adjusted Net Income Attributable to MSC [1]	$70.9		$83.0		(14.5)%
Adjusted Diluted EPS [1]	$1.25	[3]	$1.48	[3]	(15.5)%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.
[3] Based on 56.7 million and 56.1 million weighted average diluted shares outstanding for FY24 Q1 and FY23 Q1, respectively.

Erik Gershwind, President and Chief Executive Officer, said, “Our fiscal first quarter results reflect strong execution in a challenging environment. Our team remained focused on executing against the pillars of our updated strategy. This focus resulted in 35% growth in the installed base of In-Plant programs, double-digit growth in the installed base of vending units, high single-digit growth in other important areas such as the Public Sector, and continued productivity savings. Our team’s ability to stay nimble and focus on profitable execution gives me confidence as we progress throughout fiscal 2024.”

Kristen Actis-Grande, Executive Vice President and Chief Financial Officer, added, “Average daily sales declined 0.4% year-over-year, slightly better than the Industrial Production Index, as a result of softening demand through the quarter. Though sales fell short of our expectations, I am encouraged by our strong start in gross margin performance, which stems from the operating improvements we have implemented over the last few quarters. This performance, combined with strong working capital management, resulted in favorable cash generation that allowed us to complete the repurchase of the dilution from our share reclassification in the first quarter.”

Gershwind concluded, “Looking ahead, despite a slower start to the fiscal year, I am encouraged as we continue building our market position, introducing strategic investments centered on reaccelerating our core customer base and implementing operational initiatives to drive productivity and expand margins. Together, this positions us to achieve our annual revenue growth and adjusted operating margin ranges in fiscal 2024.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FIRST QUARTER RESULTS	2

Balance Sheet, Liquidity and Capital Allocation
a.Strong balance sheet metrics and ample cash and liquidity
b.Strong cash flow generation expected to continue in fiscal 2024
c.Completed repurchase of dilution related to share reclassification
d.Near-term priorities include organic investment, returns to shareholders and strategic tuck-in acquisitions

Fiscal 2024 Full Year Financial Outlook Maintained
ADS Growth (YoY)	0% - 5%
Adjusted Operating Margin[1]	12.0% - 12.8%
Depreciation and Amortization Expense	$85M - $95M
Interest and Other Expense	$40M - $50M
Operating Cash Flow Conversion[2]	>125%
Tax Rate	25.0% - 25.5%
•Sales outlook assumes 160 basis point headwind from non-repeating Public Sector sales
•Assumes market headwinds related to the UAW strike alleviate in early second quarter of fiscal 2024
•Same number of selling days YoY

(1) Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules of this press release.
(2) The Company defines Operating Cash Flow Conversion as Net cash provided by operating activities as a percentage of Net income. The Company’s management uses Operating Cash Flow Conversion to evaluate the Company’s operating performance, in particular how efficiently the Company turns its sales and profits into cash, and to assess the efficiency of the Company’s use of working capital. The Company believes Operating Cash Flow Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EST to review the Company’s fiscal 2024 first quarter results. The call, accompanying slides, and other operational statistics may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until January 16, 2024. The Company’s reporting date for its fiscal 2024 second quarter is scheduled for March 28, 2024.

Contact Information
Investors:	Media:
Ryan Mills, CFA	Zivanai Mutize
Head of Investor Relations	Head of Corporate Communications
rmills@mscdirect.com	zivanai.mutize@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.4 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FIRST QUARTER RESULTS	3

statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity and energy prices, the impact of prolonged periods of low, high or rapid inflation, and fluctuations in interest rates; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; our ability to realize the expected benefits from our investment and strategic plans; our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions; the retention of key management personnel; the credit risk of our customers; higher inflation and fluctuations in interest rates; the risk of customer cancellation or rescheduling of orders; difficulties in calibrating customer demand for our products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products; work stoppages, labor shortages or other disruptions, including those due to extreme weather conditions, at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information technology systems or violations of data privacy laws; our ability to attract, train and retain qualified sales and customer service personnel and metalworking and specialty sales specialists; the risk of loss of key suppliers or contractors or key brands or supply chain disruptions; changes to governmental trade or sanctions policies, including the impact from significant import restrictions or tariffs or moratoriums on economic activity with certain countries or regions; risks related to opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; our ability to maintain our credit facilities or incur additional borrowings on terms we deem attractive; the failure to comply with applicable environmental, health and safety laws and regulations and other laws applicable to our business; the outcome of government or regulatory proceedings; goodwill and other indefinite-lived intangible assets recorded as a result of our acquisitions could become impaired; our common stock price may be volatile due to factors outside of our control; the significant influence that our principal shareholders will continue to have over our decisions; and our ability to realize the desired benefits from the share reclassification. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FIRST QUARTER RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	December 2, 2023	September 2, 2023
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$25,805	$50,052
Accounts receivable, net of allowance for credit losses	414,280	435,421
Inventories	709,362	726,521
Prepaid expenses and other current assets	121,519	105,519
Total current assets	1,270,966	1,317,513
Property, plant and equipment, net	322,091	319,660
Goodwill	718,318	718,174
Identifiable intangibles, net	106,890	110,641
Operating lease assets	61,076	65,909
Other assets	14,383	12,237
Total assets	$2,493,724	$2,544,134
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$244,048	$229,935
Current portion of operating lease liabilities	20,694	21,168
Accounts payable	188,976	226,299
Accrued expenses and other current liabilities	174,140	172,034
Total current liabilities	627,858	649,436
Long-term debt including obligations under finance leases	294,430	224,391
Noncurrent operating lease liabilities	41,410	45,924
Deferred income taxes and tax uncertainties	131,801	131,801
Total liabilities	1,095,499	1,051,552
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	58	48
Class B Common Stock	—	9
Additional paid-in capital	1,052,729	849,502
Retained earnings	464,962	755,007
Accumulated other comprehensive loss	(17,277)	(17,725)
Class A treasury stock, at cost	(115,399)	(107,677)
Total MSC Industrial shareholders’ equity	1,385,073	1,479,164
Noncontrolling interest	13,152	13,418
Total shareholders’ equity	1,398,225	1,492,582
Total liabilities and shareholders’ equity	$2,493,724	$2,544,134

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FIRST QUARTER RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	December 2, 2023	December 3, 2022
Net sales	$953,969	$957,745
Cost of goods sold	560,852	559,946
Gross profit	393,117	397,799
Operating expenses	290,633	279,695
Restructuring and other costs	916	2,094
Income from operations	101,568	116,010
Other income (expense):
Interest expense	(5,320)	(6,919)
Interest income	125	100
Other expense, net	(5,055)	(1,340)
Total other expense	(10,250)	(8,159)
Income before provision for income taxes	91,318	107,851
Provision for income taxes	22,190	26,639
Net income	69,128	81,212
Less: Net loss attributable to noncontrolling interest	(222)	(102)
Net income attributable to MSC Industrial	$69,350	$81,314
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$1.23	$1.45
Diluted	$1.22	$1.45
Weighted average shares used in computing net income per common share:
Basic	56,429	55,891
Diluted	56,723	56,081

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FIRST QUARTER RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	December 2, 2023	December 3, 2022
Net income, as reported	$69,128	$81,212
Other comprehensive income, net of tax:
Foreign currency translation adjustments	404	1,270
Comprehensive income	69,532	82,482
Comprehensive income attributable to noncontrolling interest:
Net loss	222	102
Foreign currency translation adjustments	44	(335)
Comprehensive income attributable to MSC Industrial	$69,798	$82,249

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FIRST QUARTER RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	December 2, 2023	December 3, 2022
Cash Flows from Operating Activities:
Net income	$69,128	$81,212
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,782	18,566
Non-cash operating lease cost	5,559	4,872
Stock-based compensation	5,201	4,990
Loss on disposal of property, plant and equipment	98	229
Non-cash changes in fair value of estimated contingent consideration	220	—
Provision for credit losses	90	2,673
Changes in operating assets and liabilities:
Accounts receivable	21,170	56
Inventories	17,218	(9,516)
Prepaid expenses and other current assets	(16,036)	(22,764)
Operating lease liabilities	(5,717)	(4,843)
Other assets	(2,132)	(508)
Accounts payable and accrued liabilities	(33,413)	1,057
Total adjustments	12,040	(5,188)
Net cash provided by operating activities	81,168	76,024
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(18,433)	(25,504)
Cash used in business acquisitions, net of cash acquired	—	(87)
Net cash used in investing activities	(18,433)	(25,591)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(132,045)	(18,539)
Payments of regular cash dividends	(47,192)	(44,207)
Proceeds from sale of Class A Common Stock in connection with Associate Stock Purchase Plan	1,144	1,056
Proceeds from exercise of Class A Common Stock options	6,852	8,336
Borrowings under credit facilities	148,000	84,000
Payments under credit facilities	(65,000)	(99,000)
Borrowings under financing obligations	1,624	1,061
Other, net	(574)	(657)
Net cash used in financing activities	(87,191)	(67,950)
Effect of foreign exchange rate changes on cash and cash equivalents	209	311
Net decrease in cash and cash equivalents	(24,247)	(17,206)
Cash and cash equivalents—beginning of period	50,052	43,537
Cash and cash equivalents—end of period	$25,805	$26,331

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$5,454	$2,767
Cash paid for interest	$4,882	$5,441

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FIRST QUARTER RESULTS	8

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude acquisition-related costs (prior year), share reclassification costs and restructuring and other costs, and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measures.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

•Results Excluding Acquisition-Related Costs (prior year), Share Reclassification Costs and Restructuring and Other Costs

In calculating non-GAAP financial measures, we exclude acquisition-related costs (prior year), share reclassification costs and restructuring and other costs, and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparison with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FIRST QUARTER RESULTS	9

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended December 2, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Costs	Adjusted Total MSC Industrial
Net Sales	$953,969	$—	$—	$953,969

Cost of Goods Sold	560,852	—	—	560,852

Gross Profit	393,117	—	—	393,117
Gross Margin	41.2%	—%	—%	41.2%

Operating Expenses	290,633	—	1,187	289,446
Operating Exp as % of Sales	30.5%	—%	(0.1)%	30.3%

Restructuring and Other Costs	916	916	—	—

Income from Operations	101,568	(916)	(1,187)	103,671
Operating Margin	10.6%	0.1%	0.1%	10.9%

Total Other Expense	(10,250)	—	—	(10,250)

Income before provision for income taxes	91,318	(916)	(1,187)	93,421

Provision for income taxes	22,190	(223)	(288)	22,701
Net income	69,128	(693)	(899)	70,720
Net loss attributable to noncontrolling interest	(222)	—	—	(222)
Net income attributable to MSC Industrial	$69,350	$(693)	$(899)	$70,942

Net income per common share:
Diluted	$1.22	$(0.01)	$(0.02)	$1.25

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FIRST QUARTER RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended December 3, 2022
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Adjusted Total MSC Industrial
Net Sales	$957,745	$—	$—	$957,745

Cost of Goods Sold	559,946	—	—	559,946

Gross Profit	397,799	—	—	397,799
Gross Margin	41.5%	—%	—%	41.5%

Operating Expenses	279,695	—	154	279,541
Operating Exp as % of Sales	29.2%	—%	0.0%	29.2%

Restructuring and Other Costs	2,094	2,094	—	—

Income from Operations	116,010	(2,094)	(154)	118,258
Operating Margin	12.1%	-0.2%	0.0%	12.3%

Total Other Expense	(8,159)	—	—	(8,159)

Income before provision for income taxes	107,851	(2,094)	(154)	110,099

Provision for income taxes	26,639	(517)	(38)	27,194
Net income	81,212	(1,577)	(116)	82,905
Net income attributable to noncontrolling interest	(102)	—	—	(102)
Net income attributable to MSC Industrial	$81,314	$(1,577)	$(116)	$83,007

Net income per common share:
Diluted	$1.45	$(0.03)	$0.00	$1.48

*Individual amounts may not agree to the total due to rounding.